EXHIBIT 5.1

                          PILLSBURY MADISON & SUTRO LLP
                              235 Montgomery Street
                             San Francisco, CA 94104
                               Tel: (415) 983-1000


June 14, 1999




SJNB Financial Corp.
One North Market Street
San Jose, CA  95113


         Re:      Registration Statement on Form S-8


Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by SJNB Financial Corp., a California corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 150,000 shares of the Company's Common Stock issuable pursuant to the Company's 1996 Stock Option Plan, as amended (the "Stock Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Stock Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/Pillsbury Madison & Sutro LLP